UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     January 18, 2005



                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


            Nevada                 000-32903        98-0233859
   ---------------------------     ---------        ----------
  (State or other jurisdiction     (Commission      IRS Employer
        of incorporation)          File Number)     Identification No.)


(Address of principal executive offices) (Zip Code): Four Tower Bridge, 200 Bar Harbor Drive, West Conshohocken, Pennsylvania 19428-2977

Registrant's telephone number, including area code: 610-941-2780


            _______________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01  REGULATION FD DISCLOSURE.

     On January 18, 2005, Dermisonics, Inc. issued a press release (the "Press Release") announcing a dividend on the class of common stock, payable to holders of record as of January 14, 2005 equal to one-half of one share on each outstanding share of common stock. A copy of the Press Release is furnished as
Exhibit 99.1 to this report.

     The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01  OTHER EVENTS

     On January 4, 2004, Dermisonics, Inc., (the "Company") declared a dividend on the class of common stock payable to holders of record as of January 14, 2005 (the "Record Date"). Each share of common stock outstanding on the Record Date will receive a dividend equal to one half of one share of common stock. The dividend shares will be issued, in the case of freely tradable shares, without restriction, and, in the case of restricted shares, as restricted securities having transfer restrictions identical to the common stock held of as the Record Date. The payment date of the dividend is January 18, 2005. The Company will issue an aggregate of 13,088,611 shares of common stock as a dividend.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.   Furnished pursuant to Items 2.02 and 7.01.

     99.1  Press release by Dermisonics, Inc. issued on January 18, 2005.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DERMISONICS, INC.


Date: January 18, 2005                   By:  /s/ Bruce H. Haglund
                                            -----------------------------------
                                                  Bruce H. Haglund, Chairman


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